Exhibit 12


                           Von Hoffmann Holdings Inc.
                Ratios: Calculation of Earnings to Fixed Charges

------------------------------------------ -------------------------- ----------------------- ------------------------
                                                  Year Ended                Year Ended              Year Ended
                                                 December 31,              December 31,            December 31,
                                                     2000                      2001                    2002
------------------------------------------ -------------------------- ----------------------- ------------------------
------------------------------------------ -------------------------- ----------------------- ------------------------
Loss before income taxes                        $    (8,812,520)          $   (11,512,193)         $    (6,289,689)
------------------------------------------ -------------------------- ----------------------- ------------------------
Interest expense                                     42,151,480                38,126,625               39,086,584
                                           --------------------       -------------------     --------------------
------------------------------------------ -------------------------- ----------------------- ------------------------
Adjusted earnings (loss)                        $    33,338,960           $    26,614,432          $    32,796,895
                                           ====================       ===================     ====================
------------------------------------------ -------------------------- ----------------------- ------------------------
Interest expense                                $    42,151,480           $    38,126,625          $    39,086,584
                                           --------------------       -------------------     --------------------
------------------------------------------ -------------------------- ----------------------- ------------------------
Adjusted fixed charges                          $    42,151,480           $    38,126,625          $    39,086,584
                                           ====================       ===================     ====================
------------------------------------------ -------------------------- ----------------------- ------------------------
Ratio of earnings to fixed charges                         0.79                      0.70                     0.84
                                           ====================       ===================     ====================
------------------------------------------ -------------------------- ----------------------- ------------------------
Deficiency in earnings                          $     8,812,520           $    11,512,193          $     6,289,689
                                           ====================       ===================     ====================
------------------------------------------ -------------------------- ----------------------- ------------------------
